UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 17, 2008 (October 1, 2008)

QNECTIVE, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-50494	57-1094726
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

Thurgauerstrasse 54, CH-8050, Zurich, Switzerland
(Address of principal executive offices)

Registrant’s telephone number, including area code +41-44-307-5020

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On November 12, 2008, Qnective, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Form 8-K”) reporting the execution and delivery of the Amended Shareholders’ Agreement for Qporter, Inc. (“Qporter”).  In that filing, the Company indicated that it would amend the Form 8-K at a later date to include the financial information required by Item 9.01.  This amendment is being filed to provide such financial information, which is attached as Exhibit 99.1, to this report.

Item 9.01  Financial Statements and Exhibits

(a)  Financial Statements of Business Acquired.  Audited consolidated balance sheet of Qporter as of December 31, 2007  and the related consolidated statements of operations and comprehensive loss, changes in stockholders’ equity and cash flows for the  year ended December 31, 2007, and related notes and independent auditors report, are included as Exhibit 99.1 hereto (the “Audited Qporter Financial Statements”).

The unaudited consolidated balance sheet of Qporter as of September 30, 2008 (with the December 31, 2007 balance sheet for comparative purposes) and related unaudited statements of operations and comprehensive loss, changes in stockholders’ equity and cash flows for the nine months ended September 30, 2008 and 2007, and related notes (with comparative information as of December 31, 2007), are included as in Exhibit 99.1 hereto (the “Unaudited Qporter Financial Statements”).

(b)  Pro Forma Financial Information.  Unaudited pro forma combined balance sheet of the Company and Qporter as of September 30, 2008, and related unaudited pro forma combined statements of income for the nine months ended September 30, 2008 and the year ended December 31, 2007, are included in Exhibit 99.1 hereto (the “Pro Forma Financial Information”).

(d)  Exhibits.

 99.1    Audited Qporter Financial Information, Unaudited Qporter Financial Information and Pro Forma Financial Information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 17, 2008	QNECTIVE, INC.

	By:	/s/ Oswald Ortiz
Oswald Ortiz
Chief Executive Officer and President